Exhibit 99.1

Exela Technologies Urges Stockholders to Vote "FOR" Reverse Stock Split

April 26, 2023 09:00 ET | Source: Exela Technologies, Inc.

•	The Exela Special Meeting of Stockholders is scheduled for Thursday, May 4, 2023.

•	The reverse stock split will facilitate continued listing on The Nasdaq Capital Market.

IRVING, Texas, April 26, 2023 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or “the Company”) (NASDAQ: XELA, XELAP), a leader in business processing automation, encourages stockholders to vote “For” the amendment to its Certificate of Incorporation to effect a reverse stock split, as further described in the Company’s proxy statement filed on March 21, 2023 with the Securities and Exchange Commission (the "amendment" or the "reverse stock split").

With the special meeting almost a week away, Exela stockholders are urged to vote online or by telephone to ensure their shares are represented at the special meeting. It is critical that stockholders vote, no matter how many shares they own.

Our board strongly encourages that stockholders approve the amendment to facilitate the continued listing of our equity securities on The Nasdaq Capital Market. It is our understanding that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.

Stockholders can vote by following the easy instructions on the proxy card.  If you have already submitted a proxy, you may change your vote prior to the special meeting by voting again using the same materials. Only your latest dated vote counts. If you hold at Robinhood, look for an email from Proxydocs.com, and for all other stockholders, check for an email from Proxyvote.com. Proxy information is here: https://www.sec.gov/Archives/edgar/data/1620179/000110465923035255/tm232081-3_defr14a.htm

Exela stockholders who need assistance in voting their shares may contact Exela’s proxy solicitor, Morrow Sodali LLC by calling (800) 662-5200 or (collect) (203) 658-9400 or via email: XELA@info.morrowsodali.com.

For more Exela news, commentary, and industry perspectives, visit: https://investors.exelatech.com/

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The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

About Exela Technologies

Exela is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions that improve efficiency, quality, and productivity. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry solution suites addressing finance & accounting, human capital management, facilities optimization, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Exela is a leader in workflow automation, attended and unattended cognitive automation, digital mailrooms, print communications, and payment processing, with deployments across the globe. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 16,000 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "may", "should", "would", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", "seem", "seek", "continue", "future", "will", "expect", "outlook" or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading "Risk Factors" in Exela's Annual Report and other securities filings. In addition, forward-looking statements provide Exela's expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela's assessments to change. These forward-looking statements should not be relied upon as representing Exela's assessments as of any date subsequent to the date of this press release.

Investor and/or Media Contacts:

Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com